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                                                                    Exhibit 99.1
NEWS RELEASE

                                                   [CORRPRO COMPANIES INC. LOGO]


COMPANY CONTACT                                           WORLD HEADQUARTERS
---------------                                           1090 Enterprise Drive
Robert Mayer                                              Medina, OH 44256
Chief Financial Officer                                   Phone (330) 723-5082
(330) 723-5082                                            Fax (330) 723-0694
                                                          www.corrpro.com



FOR IMMEDIATE RELEASE

          CORRPRO ANNOUNCES IMPROVED RESULTS FOR ITS FOURTH QUARTER AND
                                FISCAL YEAR 2004

         MEDINA, OHIO, JUNE 17, 2004--Corrpro Companies, Inc. (AMEX:CO), today announced results for its fourth quarter and fiscal year ended March 31, 2004.

The Company reported revenues from continuing operations for the fourth quarter ended March 31, 2004 of $29.7 million, an increase of $5.0 million, or 20.2%, over the fourth quarter of the previous fiscal year. For the quarter, the Company incurred an operating loss from continuing operations of $1.0 million, an improvement of $1.5 million over the previous fiscal year fourth quarter. The Company reported a net loss of $4.9 million for the quarter ended March 31, 2004 compared to a net loss of $5.2 million in the year-earlier period, an improvement of $0.3 million.

The fourth quarter historically has been the Company's weakest business period as weather conditions in the colder climates limit the amount of fieldwork that can be performed, impacting operating efficiencies. In addition, the Company completed its refinancing and recapitalization in the fourth quarter of fiscal 2004. As a result of the refinancing, during the fourth quarter ended March 31, 2004, the Company expensed deferred financing costs associated with the previous lenders of $0.9 million and yield maintenance amounts required under previous debt arrangements of $2.0 million. Also, the Company expensed professional fees and other non-recurring restructuring costs of $0.8 million in the fourth quarter of fiscal 2004.

For the fiscal year ended March 31, 2004, the Company reported revenues from continuing operations of $130.1 million, up $12.5 million or 10.6% over the prior year. Operating income from continuing operations was $8.5 million in fiscal year 2004, compared to $2.0 million in the previous fiscal year, an increase of $6.5 million or 335.2%. The Company incurred a loss from continuing operations of $1.6 million in fiscal 2004 compared to a loss of $4.4 million in the previous fiscal year. In the current fiscal year, the Company incurred a net loss from discontinued operations of $3.9 million compared to a net loss of $6.2 million in the previous fiscal year. Including discontinued operations, the net loss for fiscal year 2004 was $5.5 million or $0.65 per fully diluted share compared to a net loss of $28.8 million or $3.43 per fully diluted share in the prior fiscal year. The weighted average number of shares used in calculating loss per share is computed based on the number of common shares issued and outstanding. On March 30, 2004, the Company completed a recapitalization that resulted in the issuance of warrants exercisable for 16.1 million shares of common stock. In accordance with generally accepted accounting principles for "Participating Securities", these warrants will be included in the weighted average shares calculation only in periods in which the Company generates net income available to common shareholders. Net income available to common shareholders represents net income less the annual preferred stock dividend.

In the fiscal year ended March 31, 2004, the Company generated higher revenue levels and experienced improved operating efficiencies. The sharply reduced net loss in fiscal year 2004 as

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compared to fiscal year 2003 is attributable to the improved operating results as well as to a non-cash goodwill impairment charge of $18.2 million resulting from a change in accounting principle reflected in the fiscal year 2003 results. The Company will present additional financial information in its Annual Report on Form 10-K for the period ended March 31, 2004, which is due by June 29, 2004.

Commenting on fiscal 2004 results, Joseph P. Lahey, Chief Executive Officer and President, said, "It was a tough year for Corrpro, our shareholders, clients, and employees. We have completed our recapitalization, it is behind us, and we are moving forward with our new financial partners. We are refocusing on performance and delivering high quality services and products to our clients."

Corrpro, headquartered in Medina, Ohio, with over 40 offices worldwide, is the leading provider of corrosion control engineering services, systems and equipment to the infrastructure, environmental and energy markets around the world. Corrpro is the leading provider of cathodic protection systems and engineering services, as well as the leading supplier of corrosion protection services relating to coatings, pipeline integrity and reinforced concrete structures.

Except for historical information, the matters discussed in this press release are forward-looking statements relating to the business of the Company. The forward-looking statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. The Company believes that the following factors, among others, could affect its future performance and cause its actual results to differ materially from those that are expressed or implied by forward-looking statements, or diminish the liquidity of its common shares: the ultimate outcome of the Australian Securities and Investment Commission's investigation of accounting irregularities; compliance with the SEC injunction related to accounting irregularities; the impact of any litigation or regulatory process related to the financial statement restatement process, including the class action litigation already filed (the dismissal of which has been appealed); the Company's mix of products and services; the timing of jobs; the availability and value of larger jobs; qualification requirements and termination provisions relating to government jobs; the impact of inclement weather on the Company's operations; the impact of energy prices on the Company's and its customers' businesses; adverse developments in pending litigation or regulatory matters; the impact of existing, new or changed regulatory initiatives; the Company's ability to satisfy the listing and trading requirements of the AMEX (which, if not satisfied, could result in the suspension of trading or delisting of the Company's shares from the exchange and could diminish the liquidity of its common shares) or any other national exchange on which its shares are or will be listed or otherwise to provide a trading venue for its shares; the impact of one entity holding a majority of the voting power of the Company; fluctuations in foreign currency rates; the impact of mark-to-market accounting treatment of outstanding warrants; and the impact of changing global political and economic conditions. Further information concerning factors that may affect the Company's business and performance are set forth in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.



                                 TABLE TO FOLLOW
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                             CORRPRO COMPANIES, INC.
                       CONSOLIDATED INCOME STATEMENT DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          For the Three              For the Twelve
                                                           Months Ended               Months Ended
                                                             March 31,                  March 31,
                                                      ----------------------    ----------------------
                                                         2004         2003         2004        2003
                                                      ---------    ---------    ---------    ---------
Revenues                                              $  29,660    $  24,680    $ 130,084    $ 117,623

Cost of sales                                            21,403       17,886       88,713       80,506
                                                      ---------    ---------    ---------    ---------
Gross profit                                              8,257        6,794       41,371       37,117

Selling, general & administrative expenses                9,274        9,329       32,841       35,157
                                                      ---------    ---------    ---------    ---------

Operating income (loss)                                  (1,017)      (2,535)       8,530        1,960

Interest expense                                          4,634        2,359        9,565        6,725
                                                      ---------    ---------    ---------    ---------

Loss from continuing operations before income taxes      (5,651)      (4,894)      (1,035)      (4,765)

Provision for income taxes                                 (790)      (1,759)         576         (363)
                                                      ---------    ---------    ---------    ---------

Loss from continuing operations                          (4,861)      (3,135)      (1,611)      (4,402)

Discontinued operations:
  Loss from operations, net of income taxes                 (13)      (4,191)      (3,822)      (8,280)
  Gain (loss) on disposals, net of income taxes            --          2,095          (46)       2,095
                                                      ---------    ---------    ---------    ---------
Loss before Cumulative effect of change
in accounting principle                                  (4,874)      (5,231)      (5,479)     (10,587)

Cumulative effect of change in accounting principle        --           --           --        (18,238)
                                                      ---------    ---------    ---------    ---------

Net loss                                              $  (4,874)   $  (5,231)   $  (5,479)   $ (28,825)
                                                      =========    =========    =========    =========

Loss per share - Basic:
  Loss from continuing operations                     $   (0.58)   $   (0.37)   $   (0.19)   $   (0.52)
  Discontinued operations:
     Loss from operations, net of income taxes             --          (0.50)       (0.45)       (0.99)
     Gain (loss) on disposals, net of income taxes         --           0.25        (0.01)        0.25
                                                      ---------    ---------    ---------    ---------
    Loss before Cumulative effect of change
     in accounting principle                              (0.58)       (0.62)       (0.65)       (1.26)
  Cumulative effect of change in
      accounting principle                                 --           --           --          (2.17)
                                                      ---------    ---------    ---------    ---------
Net loss                                              $   (0.58)   $   (0.62)   $   (0.65)   $   (3.43)
                                                      =========    =========    =========    =========

Loss per share - Diluted:
  Loss from continuing operations                     $   (0.58)   $   (0.37)   $   (0.19)   $   (0.52)
  Discontinued operations:
     Loss from operations, net of income taxes             --          (0.50)       (0.45)       (0.99)
     Gain (loss) on disposals, net of income taxes         --           0.25        (0.01)        0.25
                                                      ---------    ---------    ---------    ---------
    Loss before Cumulative effect of change
     in accounting principle                              (0.58)       (0.62)       (0.65)       (1.26)
  Cumulative effect of change in
      accounting principle                                 --           --           --          (2.17)
                                                      ---------    ---------    ---------    ---------

Net loss                                              $   (0.58)   $   (0.62)   $   (0.65)   $   (3.43)
                                                      =========    =========    =========    =========

Weighted average shares -
    Basic                                                 8,436        8,408        8,419        8,387
    Diluted                                               8,436        8,408        8,419        8,387


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